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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 15, 2004
                        (Date of earliest event reported)


                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-13666


        Florida                                               59-3305930
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                 5900 Lake Ellenor Drive, Orlando, Florida 32809
          (Address of principal executive offices, including zip code)

                                 (407) 245-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


Item 2.02 Results of Operations and Financial Condition.

     Darden Restaurants, Inc. (the "Company") issued a news release dated December 16, 2004, entitled "Darden Restaurants Reports Second Quarter Diluted Net Earnings Per Share of 26 Cents; Increases Outlook for Fiscal 2005 Diluted Net Earnings Per Share Growth; Reports Restatement," a copy of which is furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

     The information under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) Following a review of its accounting policy and in consultation with its independent registered public accounting firm, KPMG LLP, the Company has determined that it had incorrectly calculated its straight-line rent expense and related deferred rent liability and has modified its computation to correct this issue. As a result, on December 15, 2004, the Company's Board of Directors concluded that the Company's previously filed financial statements for fiscal years 1996 through 2004 and the first quarter of fiscal 2005 should be restated. Historically, when accounting for leases with renewal options, the Company has recorded rent expense on a straight-line basis over the initial non-cancelable lease term, with the term commencing when actual rent payments began. The Company depreciated its buildings, leasehold improvements and other long-lived assets on those properties over a period that included both the initial non-cancelable term of the lease and all option periods provided for in the lease (or the useful life of the assets if shorter). The Company will restate its financial statements to recognize rent expense on a straight-line basis over the entire lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty. The lease term will commence on the date when the Company becomes legally obligated for the rent payments.

     The Company estimates that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $120 million. In addition, the deferred income tax liability as of the end of fiscal 2004 will decrease by approximately $46 million. As a result, retained earnings at the end of fiscal 2004 will decrease by approximately $74 million. Rent expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $8 million, $10 million and $7 million, respectively, and for the first quarter of fiscal 2005 by approximately $1.8 million. The restatement will decrease diluted net earnings per share by approximately $0.03, $0.04 and $0.03 for fiscal years ended 2002, 2003 and 2004, respectively, and approximately $0.007 for the first quarter of fiscal 2005. The restatement will not have any impact on the Company's previously reported cash flows, sales or same-restaurant sales or compliance with any covenant under its credit facility or other debt instruments.

     These estimates are subject to change as the Company's independent registered public accounting firm completes its review. The Company will file with the Securities and Exchange Commission (SEC) an amended Form 10-K for the fiscal year ended May 30, 2004, and an amended Form 10-Q for the fiscal quarter ended August 24, 2004, to report these restatements. As a result of the restatement, the financial statements contained in the Company's prior filings with the SEC should no longer be relied upon.

     The Company's Audit Committee discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with the Company's independent registered public accounting firm, KPMG LLP.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

    The following exhibit is being furnished with this Current Report:

    Exhibit Number
    (by reference to
    Item 601 of
    Regulation S-K)       Description

     99 Press Release dated December 16, 2004, entitled "Darden Restaurants Reports Second Quarter Diluted Net Earnings Per Share of 26 Cents; Increases Outlook for Fiscal 2005 Diluted Net Earnings Per Share Growth; Reports Restatement."

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DARDEN RESTAURANTS, INC.




                                         By:   /s/ Paula J. Shives
                                               ---------------------------------
                                               Paula J. Shives
                                               Senior Vice President, General
                                               Counsel and Secretary




Date:  December 16, 2004

                                  EXHIBIT INDEX


Exhibit Number           Description of Exhibit

         99 Press Release dated December 16, 2004, entitled "Darden Restaurants Reports Second Quarter Diluted Net Earnings Per Share of 26 Cents; Increases Outlook for Fiscal 2005 Diluted Net Earnings Per Share Growth; Reports Restatement."

                                                                      Exhibit 99
DARDEN RESTAURANTS
Red Lobster(R) Olive Garden(R) Bahama Breeze(R) Smokey Bones(R)
www.darden.com
                                                           NEWS/INFORMATION
                                                           Corporate Relations
                                                           P.O. Box 593330
                                                           Orlando, FL  32859
                                    Contacts:
                                    (Analysts) Matthew Stroud (407) 245-6458
                                    (Media)    Jim DeSimone   (407) 245-4567
FOR RELEASE
December 16, 2004
6:30 PM ET

         DARDEN RESTAURANTS REPORTS SECOND QUARTER DILUTED NET EARNINGS
      PER SHARE OF 26 CENTS; INCREASES OUTLOOK FOR FISCAL 2005 DILUTED NET
                 EARNINGS PER SHARE GROWTH; REPORTS RESTATEMENT

ORLANDO, FL, December 16 - Darden Restaurants, Inc. today reported quarterly sales of $1.23 billion for the second quarter ended November 28, 2004, and diluted net earnings per share of 26 cents, a 44% increase over the prior year. These and all other amounts in this press release have been presented on a basis consistent with a restatement that the Company also announced, which is described below.

"This quarter's outstanding results were driven by continued industry leading performance at Olive Garden and significant improvement at Red Lobster," said Clarence Otis, Chief Executive Officer of Darden. "Both companies' strong sales and operating profit results this quarter reflect their focus on brilliance with the basics in two key areas, restaurant operations and brand building. As a result, Olive Garden continued to deliver competitively superior guest experiences and Red Lobster achieved record guest satisfaction results. We believe being even more effective across all of Darden in these key areas is how we'll achieve our goal of being the best in casual dining now and for generations."

Highlights for the quarter ended November 28, 2004, include the following:

o Net earnings in the second quarter were $43.0 million or 26 cents per diluted share, on sales of $1.23 billion, including an earnings per share impact of $0.007 reflecting the restatement described below. Last year, net earnings were $30.1 million, or 18 cents per diluted share, on sales of $1.14 billion, including an earnings per share impact of $0.007 reflecting the restatement described below.

o    Total sales of $1.23 billion represent a 7.6% increase over prior year.

o Olive Garden reported its 41st consecutive quarter of same-restaurant sales growth with a 5.5% increase.

o    Red Lobster reported same-restaurant sales growth of 3.4% for the quarter.


                                     -MORE-

o The Company now expects diluted net earnings per share growth in the range of 22% to 27% on a GAAP basis, which is a growth rate of 10% to 15% excluding the asset impairment and restructuring charge ($23.1 million after tax or $0.14 per diluted share) taken in the fourth quarter of fiscal 2004. The Company had previously estimated that diluted net earnings per share growth would be in the range of 8% to 12% excluding the asset impairment and restructuring charge taken in the fourth quarter of fiscal 2004.

o The Company continued its repurchase of shares, buying back 256,155 shares of its common stock in the quarter.

o Following a review of its accounting policy and in consultation with its independent registered public accounting firm, KPMG LLP, the Company has corrected its computation of straight-line rent expense and the related deferred rent liability and as a result will restate its prior period financial statements. As discussed below, this restatement has a modest impact on diluted net earnings per share and no impact on the Company's cash flows, sales or same-restaurant sales for prior periods or compliance with any covenant under its credit facility or other debt instruments.

Operating Highlights

OLIVE GARDEN'S record second quarter sales of $564.2 million were 8.8% above prior year, driven by a same-restaurant sales increase of 5.5% and revenue from 15 net new restaurants in operation versus last year. This is the 41st consecutive quarter of comparable-restaurant sales growth for Olive Garden and builds on a 4.3% increase in the second quarter last year. The company's increased sales, combined with lower restaurant expenses and depreciation as a percent of sales more than offset increased restaurant labor and selling, general and administrative expenses as a percent of sales. This resulted in a record operating profit for the second quarter.

RED LOBSTER'S second quarter sales of $569.2 million were 4.4% above prior year, driven by a same-restaurant sales increase of 3.4%. Red Lobster's increased sales along with lower food and beverage expenses as a percent of sales, lower restaurant labor costs as a percent of sales, lower restaurant expense as a percent of sales and lower selling, general and administrative expenses as a percent of sales, resulted in record operating profit for the second quarter.

BAHAMA BREEZE delivered improved financial performance this quarter. Operating five fewer restaurants than the prior year, Bahama Breeze achieved lower cost of sales and labor expenses as a percent of sales while strengthening the guest experience it provides.

SMOKEY BONES opened seven restaurants during the second quarter, bringing the year-to-date total to 14 openings. In addition, the company has opened five more restaurants since the end of the quarter. As a result, Smokey Bones now has 88 restaurants in operation. It expects to open a total of 30 to 40 restaurants during the fiscal year.

                                     -MORE-

"This was an outstanding quarter at both of our established operating companies," said Drew Madsen, President and Chief Operating Officer for Darden. "Olive Garden has a trusted brand, superior in-restaurant operations and highly effective marketing. They continue to deliver consistently strong growth and exceptional levels of absolute performance. Red Lobster also had a tremendous quarter, driven by record guest satisfaction, improved cost management and a powerful "Endless Shrimp" promotion. They have made significant progress in improving their business fundamentals. Smokey Bones and Bahama Breeze also made progress strengthening their business models and improving their guest experience."

Outlook

The Company now expects diluted net earnings per share growth in the range of 22% to 27% on a GAAP basis, which is a growth rate of 10% to 15% excluding the asset impairment and restructuring charge ($23.1 million after tax or $0.14 per diluted share) taken in the fourth quarter of fiscal 2004. The Company had previously estimated that diluted net earnings per share growth would be in the range of 8% to 12% excluding the asset impairment and restructuring charge taken in the fourth quarter of fiscal 2004.

Other Actions

Darden continued the buyback of its common stock, purchasing 256,155 shares in the second quarter. Since December 1995, the Company has repurchased 112.4 million shares under authorizations totaling 137.4 million shares.

Restatement

Following a review of its accounting policy and in consultation with its independent registered public accounting firm, KPMG LLP, the Company has corrected its computation of straight-line rent expense and the related deferred rent liability. As a result, the Company will restate its financial statements for fiscal 1996 through fiscal 2004 and for the first quarter of fiscal 2005. Historically, when accounting for leases with renewal options, the Company has recorded rent expense on a straight-line basis over the initial non-cancelable lease term, with the term commencing when actual rent payments began. The Company depreciated its buildings, leasehold improvements and other long-lived assets on those properties over a period that included both the initial non-cancelable term of the lease and all option periods provided for in the lease (or the useful life of the assets if shorter). The Company will restate its financial statements to recognize rent expense on a straight-line basis over the entire lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty. The lease term will commence on the date when the Company becomes legally obligated for the rent payments.

                                     -MORE-

The Company estimates that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $120 million. In addition, the deferred income tax liability as of the end of fiscal 2004 will decrease by approximately $46 million. As a result, retained earnings at the end of fiscal 2004 will decrease by approximately $74 million. Rent expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $8 million, $10 million and $7 million, respectively, and for the first quarter of fiscal 2005 by approximately $1.8 million. The restatement will decrease diluted net earnings per share by approximately $0.03, $0.04 and $0.03 for the fiscal years ended 2002, 2003 and 2004, respectively, and approximately $0.007 for the first quarter of fiscal 2005. The restatement will not have any impact on the Company's previously reported cash flows, sales or same-restaurant sales or compliance with any covenant under its credit facility or other debt instruments.

These estimates are subject to change as the Company's independent registered public accounting firm completes its review. The Company will amend the appropriate filings with the Securities and Exchange Commission (SEC) to include the restated financial statements. As a result of the restatement, the financial statements contained in the Company's prior filings with the SEC should no longer be relied upon.

November 2005 Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week November fiscal month ended November 28, 2004. This period is the last month of Darden's fiscal 2005 second quarter.

Same-restaurant sales at Olive Garden were up 4% to 5% for fiscal November, which reflected a 3% to 4% increase in guest counts and approximately 1%
increase in check average. The check average increase was a result of a 2% increase in pricing and a 1% decrease from menu mix changes. Last year, Olive Garden had an increase of 8% to 9% in same-restaurant sales during fiscal November.

Same-restaurant sales at Red Lobster were up approximately 2% for fiscal November, which reflected a decrease of approximately 2% in guest counts and an increase of approximately 4% in check average from menu mix changes. Last year, Red Lobster realized an 8% to 9% decrease in same-restaurant sales during fiscal November.

The Company estimates that this year's shift of Thanksgiving from fiscal December to fiscal November adversely affected November same-restaurant sales results at both Olive Garden and Red Lobster by approximately 2 to 3 percentage points.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $5.0 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the completion of the accounting restatement, the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

        11/28/04                                                        11/23/03
        --------                                                        --------
             649               Red Lobster USA                               649
              31               Red Lobster Canada                             31
          ------               ------------------                         ------
             680               Total Red Lobster                             680

             541               Olive Garden USA                              526
               6               Olive Garden Canada                             6
          ------               -------------------                       -------
             547               Total Olive Garden                            532

              32               Bahama Breeze                                  37

              83               Smokey Bones BBQ                               53

               1               Seasons 52                                      1
          ------                                                         -------

           1,343               Total Restaurants                           1,303








                            DARDEN RESTAURANTS, INC.
                   SECOND QUARTER FY 2005 FINANCIAL HIGHLIGHTS
                      (In millions, except per share data)
                                   (Unaudited)


                                 13 Weeks Ended               26 Weeks Ended
                                 --------------               --------------

                                           Restated                    Restated
                             11/28/2004   11/23/2003      11/28/2004  11/23/2003
                             ----------   ----------      ----------  ----------

Sales                       $ 1,229.4     $  1,142.5     $  2,508.0   $  2,402.2

Net earnings                $    43.0     $     30.1     $    114.0   $     97.5

Net earnings per share:
  Basic                     $    0.27     $     0.18     $     0.73   $     0.59
  Diluted                   $    0.26     $     0.18     $     0.70   $     0.57

Average number of common
shares outstanding:
  Basic                         156.8          164.9          157.2        164.8
  Diluted                       163.4          171.0          163.4        170.7





                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                        13 Weeks Ended                 26 Weeks Ended
                                                        --------------                 --------------
                                                                     Restated                      Restated
                                                    11/28/2004      11/23/2003     11/28/2004     11/23/2003
                                                    ----------      ----------     ----------     ----------
Sales                                              $ 1,229,373      $ 1,142,543   $ 2,508,017    $ 2,402,232
Costs and expenses:
  Cost of sales:
     Food and beverage                                 368,036          346,200       759,457        742,913
     Restaurant labor                                  400,714          375,614       806,530        767,949
     Restaurant expenses                               202,225          192,939       397,225        385,677
       Total cost of sales (1)                     $   970,975      $   914,753   $ 1,963,212    $ 1,896,539
  Selling, general and administrative                  130,785          120,320       245,365        233,961
  Depreciation and amortization                         53,176           52,048       105,936        103,601
  Interest, net                                         11,007           10,725        21,971         21,366
       Total costs and expenses                    $ 1,165,943      $ 1,097,846   $ 2,336,484    $ 2,255,467
  Earnings before income taxes                          63,430           44,697       171,533        146,765
  Income taxes                                         (20,416)         (14,638)      (57,497)       (49,298)
                                                   $    43,014      $    30,059   $   114,036    $    97,467

Net earnings per share:
  Basic                                            $      0.27      $      0.18   $      0.73    $      0.59
  Diluted                                          $      0.26      $      0.18   $      0.70    $      0.57

Average number of common shares outstanding:
  Basic                                                156,800          164,900       157,200        164,800
  Diluted                                              163,400          171,000       163,400        170,700

    (1) Excludes restaurant depreciation
        and amortization as follows:               $    49,486      $    48,443   $    98,705    $    96,525




                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                         SUMMARY OF RESTATEMENT IMPACTS
                            13 WEEKS ENDED 11/23/2003
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     As reported    Adjustments        As restated
                                                    ------------    -----------        -----------
 Sales                                             $ 1,142,543        $      --         $ 1,142,543
 Costs and expenses:
   Cost of sales:
      Food and beverage                                346,200               --             346,200
      Restaurant labor                                 375,614               --             375,614
      Restaurant expenses                              191,010            1,929             192,939
        Total cost of sales                        $   912,824        $   1,929             914,753
   Selling, general and administrative                 120,320               --             120,320
   Depreciation and amortization                        52,048               --              52,048
   Interest, net                                        10,725               --              10,725
        Total costs and expenses                   $ 1,095,917        $   1,929         $ 1,097,846
 Earnings before income taxes                           46,626           (1,929)             44,697
 Income taxes                                          (15,373)             735             (14,638)
 Net earnings                                      $    31,253        $  (1,194)        $    30,059

 Net earnings per share:
   Basic                                           $      0.19        $   (0.01)        $      0.18
   Diluted                                         $      0.18        $      --         $      0.18

 Average number of common shares outstanding:
   Basic                                               164,900               --             164,900
   Diluted                                             171,000               --             171,000



                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                         SUMMARY OF RESTATEMENT IMPACTS
                            26 WEEKS ENDED 11/23/2003
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     As reported    Adjustments        As restated
                                                     -----------    -----------        -----------
Sales                                               $ 2,402,232        $     --       $ 2,402,232
Costs and expenses:
  Cost of sales:
     Food and beverage                                  742,913              --           742,913
     Restaurant labor                                   767,949              --           767,949
     Restaurant expenses                                381,832           3,845           385,677
       Total cost of sales                          $ 1,892,694        $  3,845       $ 1,896,539
  Selling, general and administrative                   233,961              --           233,961
  Depreciation and amortization                         103,601              --           103,601
  Interest, net                                          21,366              --            21,366
       Total costs and expenses                     $ 2,251,622        $  3,845       $ 2,255,467
Earnings before income taxes                            150,610          (3,845)          146,765
Income taxes                                            (50,763)          1,465           (49,298)
Net earnings                                        $    99,847        $ (2,380)      $    97,467

Net earnings per share:
  Basic                                             $      0.61        $  (0.02)      $      0.59
  Diluted                                           $      0.58        $  (0.01)      $      0.57

Average number of common shares outstanding:
  Basic                                                 164,800              --           164,800
  Diluted                                               170,700              --           170,700


                                                        -MORE-

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                       Restated
                                                    11/28/2004         5/30/2004
                                                    ----------         ---------
ASSETS
Current assets:

   Cash and cash equivalents                      $    60,431       $    36,694
   Receivables                                         30,905            30,258
   Inventories                                        236,441           198,781
   Assets held for sale                                   889                --
   Prepaid expenses and other current assets           22,670            25,316
   Deferred income taxes                               60,338            55,258
       Total current assets                       $   411,674       $   346,307
Land, buildings and equipment                       2,292,062         2,250,616
Other assets                                          184,182           183,425
       Total assets                               $ 2,887,918       $ 2,780,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $   162,142       $   174,624
   Short-term debt                                         --            14,500
   Accrued payroll                                     92,600           103,327
   Accrued income taxes                                91,495            48,753
   Other accrued taxes                                 36,083            38,440
   Unearned revenues                                   71,154            75,513
   Current portion of long-term debt                  149,931                --
   Other current liabilities                          246,493           228,324
       Total current liabilities                  $   849,898       $   683,481
Long-term debt, less current portion                  502,574           653,349
Deferred income taxes                                 123,944           130,370
Deferred rent liability                               133,394           128,952
Other liabilities                                      15,093            12,661
       Total liabilities                          $ 1,624,903       $ 1,608,813

Stockholders' equity:
   Common stock and surplus                       $ 1,632,633       $ 1,584,115
   Retained earnings                                1,231,684         1,123,900
   Treasury stock                                  (1,547,759)       (1,483,768)
   Accumulated other comprehensive income (loss)       (7,478)          (10,173)
   Unearned compensation                              (45,281)          (41,401)
   Officer notes receivable                              (784)           (1,138)
       Total stockholders' equity                 $ 1,263,015       $ 1,171,535
       Total liabilities and stockholders'
        equity                                    $ 2,887,918       $ 2,780,348




                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                    5/30/2004
                                 (In thousands)
                                   (Unaudited)


                                                    As Reported             Adjustments          As Restated
                                                    -----------             -----------          -----------
ASSETS
Current assets:
   Cash and cash equivalents                        $     36,694         $        --         $     36,694
   Receivables                                            30,258                  --               30,258
   Inventories                                           198,781                  --              198,781
   Prepaid expenses and other current assets              25,316                  --               25,316
   Deferred income taxes                                  55,258                  --               55,258
       Total current assets                         $    346,307         $        --         $    346,307
Land, buildings and equipment                          2,250,616                  --            2,250,616
Other assets                                             183,425                  --              183,425
       Total assets                                 $  2,780,348         $        --         $  2,780,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                 $    174,624         $        --         $    174,624
   Short-term debt                                        14,500                  --               14,500
   Accrued payroll                                       103,327                  --              103,327
   Accrued income taxes                                   48,753                  --               48,753
   Other accrued taxes                                    38,440                  --               38,440
   Unearned revenues                                      75,513                  --               75,513
   Other current liabilities                             228,324                  --              228,324
       Total current liabilities                    $    683,481         $        --         $    683,481
Long-term debt, less current portion                     653,349                  --              653,349
Deferred income taxes                                    176,216             (45,846)             130,370
Deferred rent liability                                       --             128,952              128,952
Other liabilities                                         21,532              (8,871)              12,661
       Total liabilities                            $  1,534,578         $    74,235         $  1,608,813

Stockholders' equity:
   Common stock and surplus, no par value.
       Authorized 500,000 shares: issued 264,907
       and 261,463, shares, respectively;
       outstanding 158,431 and 164,950 shares,
       respectively                                 $  1,584,115         $        --         $  1,584,115
    Preferred stock, no par value.
       Authorized 25, 000 shares;
       none issued and outstanding                            --                  --                   --
   Retained earnings                                   1,197,921             (74,021)           1,123,900
   Treasury stock, 106,476 and 96,513 shares,
       at cost, respectively                          (1,483,768)                 --           (1,483,768)
   Accumulated other comprehensive income (loss)          (9,959)               (214)             (10,173)
   Unearned compensation                                 (41,401)                 --              (41,401)
   Officer notes receivable                               (1,138)                 --               (1,138)
       Total stockholders' equity                   $  1,245,770         $   (74,235)        $  1,171,535
       Total liabilities and stockholders' equity   $  2,780,348      $           --         $  2,780,348




                                                         -END-